Exhibit (a)(8)

Exhibit (a)(8)

S P I L A N D H O N H A I ’ S S T R A T E G I C A L L I A N C E

September 2015

S T R I C T L Y P R I V A T E A N D C O N F I D E N T I A L

Safe Harbor Statements

Statements made by the Company in this conference may contain forward- looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and as defined in the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by terminology such as “will,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” “going forward,” “outlook” and similar statements. Such statements are based upon management’s current expectations and current market and operating conditions, and relate to events that involve known or unknown risks, uncertainties and other factors, all of which are difficult to predict and many of which are beyond the Company’s control, which may cause the Company’s actual results, performance or achievements to differ materially from those in the forward-looking statements. Further information regarding these and other risks, uncertainties or factors is included in the Company’s filings with the U.S. Securities and Exchange Commission. The Company does not undertake any obligation to update any forward-looking statement as a result of new information, future events or otherwise, except as required under law.

1

Agenda

1 Partnership with Hon Hai creates synergy

2 ASE’s tender offer destructive to shareholder value

3 SPIL’s long-term commitment to shareholders

S P I L A N D H O N H A I ’ S S T R A T E G I C A L L I A N C E

Vertical integration has been a consistent industry trend

SPIL AND HON HAI'S STRATEGIC ALLIANCE

Example 1: Hon Hai	Hon Hai has been developing upstream semiconductor capabilities • ShunSin (訊芯; 6451 TT) – specialize in SiP , RF modules and PA modules • Fitipower (天鈺; 4961 TT) – IC design house for PMIC and LCD driver IC • Fiti (京鼎; 3413 TT) – manufactures semiconductor and TFT-LCD equipment • Socle Technology (虹晶) – provides System on Chip (SoC) design and implementation services
Example 2: TSMC	TSMC acquired Qualcomm's packaging and testing facility in Taoyuan, Taiwan for US$85mm to ramp-up its developed InFO (Integrated Fan-out) wafer level packaging technology in 2015 for internal use
Example 3: ASE	ASE growth potential focusing on its EMS + testing and packaging capability

SPIL has been evaluating various vertical cooperation opportunities since 2010

3

Why Hon Hai

FOXCONN HON HAI + SPIL

- Hon Hai is the #1 EMS supplier globally with abundant group resources and SPIL is the #3 OSAT supplier worldwide specializing in high-end advanced IC packaging and testing
- Complementary customer base maximizes growth potential
- Collaborate to capture the growing SiP market with increased applications
- SPIL's existing assembly & testing technology and capacity to cooperate with Hon Hai on ODM IC business opportunities
- Improve operational efficiency through Hon Hai's expertise in process enhancement and automation

SPIL AND HON HAI'S STRATEGIC ALLIANCE

4

SPIL FOXCONN HON HAI

Plan of cooperation

Short-term plans

Jointly develop SiP capability to tap into the fast-growing SiP market

Revenue and profit contribution to kick-in in 2017

Target to capture significant share of SiP market share by 2018

Immediately leverage Hon Hai’s automation expertise to further enhance existing lines’ production efficiency

Expected cost saving and yield improvement through increased automation and manufacturing process improvement

S P I L A N D H O N H A I ’ S S T R A T E G I C A L L I A N C E

Plan of cooperation

Pp A I ’ S S T R A T E G I C A L L I A N C E

SiP + module market outlook

Volume (M unit) 2015~

Product Function 2018 Owner

2015e 2018f CAGR

Camera 3,750 4,500 7%

Fingerprint Sensor 500 1,000 30%

Connectivity 500 600 6%

Mobile System

PA Module 5,700 6,350 5%

Phones, House

NB, Tablets, Audio AMP—330

Touch Screen Driver—330 N/A

PMIC—330

Connectivity 200 1,450 94% Fabless

IoT & PMIC 5 250 235%

Wearable System

Combo-W 15 30 24% House

Sub-total 10,500 15,000 13%

Total Market TAM: 2015 US$ 25B 2018 US$ 40B

Source: Gartner, Prismark, IDC, Company estimates

S P I L A N D H O N H A I ’ S S T R A T E G I C A L L I A N C E

7

Substantial growth expected from partnership with Hon Hai


2016E
SiP – new product introduction / pilot run
Enhanced manufacturing process through automation
2017E
SiP – mass production
Order from new ODM IC business
Enhanced manufacturing process through automation
2018E
SiP – aim to capture significant share of the fast-growing market
Order from new ODM IC business
Enhanced manufacturing process through automation

SPIL AND HON HAI'S STRATEGIC ALLIANCE
8

Why share exchange

- ✓ **Commitment to long-term cooperation from both sides**
- ✓ **Tap into Hon Hai group's abundant resources and participate in the future upside**

Basis of the exchange ratio (ratios in Hon Hai : SPIL)

- EPS method using average EPS in last 2 years
  - NT$8.06 : NT$2.83 = 2.85 : 1
- BV method using average BV in last 2 years
  - NT$63.98 : NT$21.6 = 2.96 : 1
- Market price method using average market value in the last 10, 30, 60 days before Aug 21st (inclusive)
  - Exchange ratio ranged between 2.34~2.54
- ✓ Decided exchange ratio to base on last 60-day trading average
  - **NT$93.49 : NT$40.03 = 2.34 : 1**

SPIL AND HON HAI'S STRATEGIC ALLIANCE

9

Agenda

1 Partnership with Hon Hai creates synergy

2 ASE’s tender offer destructive to shareholder value

3 SPIL’s long-term commitment to shareholders

S P I L A N D H O N H A I ’ S S T R A T E G I C A L L I A N C E

ASE's tender offer is destructive to shareholders' value

- **1 + 1 < 2 ?**
  - 85% overlapping customers may lead to order cannibalization
  - Existing customers will likely transfer out due to concentration consideration
  - Chinese and Korean competitors will likely benefit the most
  - Missing two key elements of a successful consolidation: cultural fit and effective communication

2014 Semiconductor Assembly and Test Services market share


SPIL
10.1%
ChipMOS
2.6%
ASE
19.1%
Amkor
11.5%
STATS
ChipPAC
5.8%
Powertech
4.9%
JCET
3.6%
Others
42.4%

Source: Gartner

Brokers concerning the potential order loss



*"**Consolidation could help some suppliers.** We have upgraded Amkor and Powertech, two companies that may benefit from consolidation in the back-end from spillover business, following disruption from the JCET-Stats merger and potential Taiwan consolidation and in the case of Powertech are optimistic on its Micron assembly ramp-up in 2016. Mediatek has started with a couple of small acquisitions but does not offset the 4Q15 risk in the core smartphone processor business with competition keeping pressure on pricing/margins."*

Credit Suisse, *14 Sep 2015*

SPIL AND HON HAI'S STRATEGIC ALLIANCE

11

SPIL FOXCONN HON HAI

Destruction at the expense of SPIL’s shareholders

Clear conflict of interest in ASE’s shareholding of SPIL

ASE will give priority to itself as ASE and SPIL are direct competitors with extensive overlapping business

Interest of SPIL’s other 75% shareholders in detriment

Without genuine intention and clear plan, ASE only tendered for 25%

shareholding, making the rest 75% shareholders vulnerable to future uncertainties

S P I L A N D H O N H A I ’ S S T R A T E G I C A L L I A N C E

Agenda

1 Partnership with Hon Hai creates synergy

2 ASE’s tender offer destructive to shareholder value

3 SPIL’s long-term commitment to shareholders

S P I L A N D H O N H A I ’ S S T R A T E G I C A L L I A N C E

SPIL is well positioned in the China semiconductor supply chain

We are the long-term preferred OSAT partner for leading Chinese semiconductor players

- More than 10 years of cooperation leading to strong relationships and trust
- SPIL has been the major supplier for the local fabless

New production capacity in 2016 to capture the growth of "2025 Made in China"

- Invested CNY387mm / CNY506mm in 2014 / 2015
- Additional capacity of 20kk/m FC CSP for mass production in 2016; and 20k wafer/m for bumping in early 2017

Revenue contribution from China Suzhou site


Revenue
(CNY mm)
190
1,487
1,837
1,656
2006
2012
2013
2014

SPIL AND HON HAI'S STRATEGIC ALLIANCE

14

Our long-term commitment to shareholders

? We have consistently delivered strong performance

Revenue and net income reached record high of NT$83,071mm and

NT$11,731mm in 2014

Ranked 1st in profitability amongst the top 3 players

? Consistently strives to maximize shareholder’s value

Strong operations to deliver EPS growth and maintain high dividend payout ratio that averaged 89.3% in the last 5 years

Dividend per share EPS (NT$) Dividend payout ratio

95.2%

89.7% 90.4% 91.5% 3.76 79.7%

3.00

1.81 1.83 1.81 1.90

1.62 1.56 1.67

1.41

2010 2011 2012 2013 2014

S P I L A N D H O N H A I ’ S S T R A T E G I C A L L I A N C E

SPIL consistently delivered strong financial performance

Stable revenue growth …accompanied by increasing margins …and strong profits

Revenue Gross margin Net income

(NT$mm) 83,071 (NT$mm) 11,731 Operating margin

2010-2014 CAGR: 6.8% EBITDA margin 2010-2014 CAGR: 20.2%

31.6% 69,356 27.4% 25.6% 25.3% 64,655 23.9% 24.1% 63,857

61,237 20.8% 5,892 5,627 5,593 18.2% 4,837 16.6% 15.4% 15.5% 11.4% 10.0% 9.9%

8.3%

2010 2011 2012 2013 2014 2010 2011 2012 2013 2014 2010 2011 2012 2013 2014

S P I L A N D H O N H A I ’ S S T R A T E G I C A L L I A N C E

We consistently delivered strong EPS and high dividend payout ratio

SPIL DPS ASE DPS SPIL EPS ASE EPS

SPIL payout ratio ASE payout ratio

91% 95% 90% 90%

3.76	80%

66%

3.07	60% 64%

2.78

3.00

2.09	2.02
1.83	1.83 1.90
1.81	1.75

2.03

1.56	1.76 31% 1.81
1.62	1.67
1.12	21% 1.41 1.33
1.06	1.05

0.58

0.57

2010 2011 2012 2013 2014 1H2014 1H2015 2010 2011 2012 2013 2014

S P I L A N D H O N H A I ’ S S T R A T E G I C A L L I A N C E

We are committed to maximize shareholders value and return

From this share exchange, SPIL would generate approx.

NT$25bn in capital reserve

This additional capital reserve will allow flexibility, subject to shareholders’ meeting approval, to maintain a

consistent, or growing dividends in line with SPIL’s

historical track record

S P I L A N D H O N H A I ’ S S T R A T E G I C A L L I A N C E